EXTENSION AGREEMENT No. 3

to

TERM NOTE

Between

Independence LED Lighting, LLC and Dilip R. Limaye

THIS EXTENSION AGREEMENT No. 3 (this "**Agreement**") is entered into this 15th day of May, 2020, by and between Independence LED Lighting, LLC (the "**Maker**"), with an address at 22 Waterloo Avenue Berwyn, PA 19312, and Dilip R. Limaye (the "**Holder**"), with an address at 209 Excalibur Drive, Newton Square, PA 19073.

RECITALS

WHEREAS, Maker was indebted to Holder pursuant to that certain Term Note and Security Agreement dated May 15, 2019 (the "**Note**"), a true and correct copy of which is attached as Exhibit A hereto, and the terms of the same incorporated herein by reference;

WHEREAS, the first installment payment under the Note, comprising of Principal ($100,000), Loan Origination Fee ($15,000) and Interest ($10,000), aggregating to a sum of $125,000, was due and payable by Maker on November 15, 2019;

WHEREAS, Maker and Holder signed an **Extension Agreement** on November 19, 2019, a true and correct of which is attached as Exhibit B hereto and the terms of the same incorporated herein by reference, that extended the date of the first installment payment to January 15, 2020 and the payment amount to $166,800;

WHEREAS, Maker defaulted on the payment due on January 15, 2020, and thereby incurred a default penalty of 20% as specified in the Extension Agreement; and

WHEREAS, Maker and Holder signed **Extension Agreement No. 2** on January 20, 2020, a true and correct of which is attached as Exhibit C hereto and the terms of the same incorporated herein by reference, that extended the payment date of the first installment payment along with the final payment due on May 15, 2020 and the total principal amount to $295,160;

WHEREAS, Maker has defaulted on the payment due on May 15, 2020, and has thereby incurred a default penalty of 20% as specified in the Extension Agreement No. 2; and

WHEREAS, subject to the remaining provisions of the Note and the Extension Agreements, Maker and Holder mutually desire to extend the due date for the final payment until 5:00 PM Eastern Standard Time, August 15, 2020 (the "**Extended Final Due Date**");

NOW THEREFORE, in consideration for the mutual promises, performances and covenants as set out herein, Maker and Holder agree as follows:

AGREEMENT

1. The statements in the Recitals are incorporated herein by reference. Maker is indebted to Holder in accordance with the terms of the Note and the Extension Agreement, as well as the default payments and increased interest rate as specified therein.

2. The Due Date for the first installment payment under the Note shall be extended to the Extended Final Due Date.

3. The total payment due as of May 15, 2020 is calculated as follows:

    - Principal under the Extension Agreement No. 2 - $295,160; plus
    - Interest due on May 15, 2020 - $26,859.56; plus
    - Origination Fee due May 15, 2020 - $15,000; plus
    - Default Penalty (20%) - $ 66,403.91; minus
    - Payment made on February 15. 2020 - $5,000
    - Total Payment Amount Due - $398,423.47.

4. Effective May 16, 2020, Maker agrees that the total principal payment due of $398,423.47 will be subject to an annual interest payment of 18% in accordance with the terms in the Extension Agreement.

5. Maker agrees to pay Holder attorney's fees for the preparation of this Agreement in addition to the attorney's fees for the preparation of the Extension Agreement.

6. Maker agrees to make monthly principal repayments in the minimum amount of $5,000 starting June 1, 2020. Any such payments provided to Holder will be deducted from the Principal, and interest payments will be adjusted accordingly.

7. Except as specifically amended herein, all other terms and provisions of the Note shall remain in full force and effect.

11. This Agreement constitutes the entire understanding and agreement of the Parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the Party or Parties sought to be charged or bound by the alteration or amendment.

12. This Agreement shall be interpreted and construed in accord with the laws of the State of Pennsylvania.

13. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

14. The Parties shall execute any and all documents necessary including the modification of the existing warrant and issuance of a new warrant to carry out the terms of this Agreement.

15. No Party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by any Party. No delay or omission on the part of any Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by any Party of a provision of this Agreement shall not prejudice or constitute a waiver of any Party's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by any Party. Whenever the consent of any Party is required under this Agreement, the granting of such consent by any Party in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of any Party.

16. Time is of the essence in the performance of this Agreement.

17. This Agreement may be executed in counterparts. This Agreement may be signed by facsimile or other electronic means and such signatures shall be as binding on the Party providing the same as original signatures.

MAKER

08/10/2020

Name: Charles A. Szoradi
Chairman and CEO
Independence LED Lighting

HOLDER

Name: Dilip R. Limaye